Exhibit 99.1

Citius Oncology, Inc. Reports Fiscal Second Quarter 2025 Financial Results and Provides Business Update

CRANFORD, N.J., May 14, 2025 -- Citius Oncology, Inc. (“Citius Oncology” or the “Company”) (Nasdaq: CTOR), a specialty biopharmaceutical company focused on the development and commercialization of novel targeted oncology therapies, today reported business and financial results for the fiscal second quarter ended March 31, 2025.

“In Q2 2025, Citius Oncology advanced its transformation from a development-stage company to a commercial-stage organization. Following FDA approval of LYMPHIR, we intensified our focus on disciplined capital deployment and operational execution to support the success of our planned U.S. launch,” said Leonard Mazur, Chairman and CEO of Citius Oncology and Citius Pharmaceuticals.

“This quarter’s progress underscores our commitment to creating long-term value by ensuring LYMPHIR reaches patients with cutaneous T-cell lymphoma. Discussions with prospective commercial and strategic partners are underway as we concurrently pursue opportunities to secure additional capital to enhance our financial flexibility. These efforts are critical as we lay the foundation for sustained commercial success. With disciplined execution and a focused strategic vision, we believe Citius Oncology is poised to deliver meaningful near-term impact and durable shareholder value,” concluded Mazur.

Fiscal SECOND quarter 2025 Financial Results:

Liquidity

Citius Oncology is a subsidiary of Citius Pharma. Citius Pharma plans to continue to fund Citius Oncology until Citius Oncology raises adequate capital through equity financings from outside investors and/or generates revenue from the future sales of LYMPHIR. Citius Oncology has also retained Jefferies LLC as exclusive financial advisor to evaluate strategic alternatives aimed at maximizing stockholder value.

As of March 31, 2025, the Company had $112 in cash and cash equivalents and 71,552,402 common shares outstanding. Citius Oncology will need to secure additional capital to support operations beyond May 2025.

Research and Development (R&D) Expenses

R&D expenses were $3.1 million for the quarter ended March 31, 2025, as compared to $1.3 million for the quarter ended March 31, 2024. For the six months ended March 31, 2025, R&D expenses were $4.4 million, as compared to $2.5 million for the six months ended March 31, 2024. The increase is primarily related to costs associated with the expense of a drug substance batch needed for the pre-license inspection of the manufacturer.

General and Administrative (G&A) Expenses

G&A expenses were $2.2 million for the quarter ended March 31, 2025, as compared to $1.4 million for the quarter ended March 31, 2024. For the six months ended March 31, 2025, G&A expenses were $5.5 million, as compared to $2.9 million for the six months ended March 31, 2024. The increase was primarily due to costs associated with pre-commercial and commercial launch activities of LYMPHIR including market research, marketing, distribution and drug product reimbursement from health plans and payers.

Stock-based Compensation Expense

For the quarter ended March 31, 2025, stock-based compensation expense was $2.1 million, as compared to $2.0 million for the quarter ended March 31, 2024. For the six months ended March 31, 2025, stock-based compensation expense was $3.9 million, as compared to $3.9 million for the six months ended March 31, 2024. The increase was primarily due to new options granted in December 2024.

Net loss

Net loss was $7.7 million, or ($0.11) per share, for the quarter ended March 31, 2025, as compared to a net loss of $4.8 million, or ($0.07) per share, for the quarter ended March 31, 2024. Net loss for the six months ended March 31, 2025 was $14.4 million, as compared to a net loss of $9.6 million for the six months ended March 31, 2024. The increase in net loss was primarily due to the increase in our operating expenses.

About Citius Oncology, Inc.

Citius Oncology specialty is a biopharmaceutical company focused on developing and commercializing novel targeted oncology therapies. In August 2024, its primary asset, LYMPHIR, was approved by the FDA for the treatment of adults with relapsed or refractory CTCL who had had at least one prior systemic therapy. Management estimates the initial market for LYMPHIR currently exceeds $400 million, is growing, and is underserved by existing therapies. Robust intellectual property protections that span orphan drug designation, complex technology, trade secrets and pending patents for immuno-oncology use as a combination therapy with checkpoint inhibitors would further support Citius Oncology’s competitive positioning. Citius Oncology is a publicly traded subsidiary of Citius Pharmaceuticals. For more information, please visit www.citiusonc.com

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are made based on our expectations and beliefs concerning future events impacting Citius Oncology. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “plan,” “should,” and “may” and other words and terms of similar meaning or use of future dates. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated, and, unless noted otherwise, that apply to Citius Oncology are: our need for substantial additional funds and our ability to raise additional money to fund our operations beyond May 2025 and for at least the next 12 months as a going concern; our ability to commercialize LYMPHIR, including covering the costs of licensing payments, product manufacturing and other third-party goods and services, and any of our other product candidates that may be approved by the FDA; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; the estimated markets for our product candidates and the acceptance thereof by any market; our ability to regain compliance with Nasdaq’s continued listing standards; the ability of our product candidates to impact the quality of life of our target patient populations; our dependence on third-party suppliers; our ability to procure cGMP commercial-scale supply; risks related to research using our assets but conducted by third parties; uncertainties relating to preclinical and clinical testing; market and other conditions; risks related to our growth strategy; patent and intellectual property matters; our ability to identify, acquire, close and integrate product candidates and companies successfully and on a timely basis; government regulation; competition; as well as other risks described in our Securities and Exchange Commission (“SEC”) filings. These risks have been and may be further impacted by any future public health risks. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. Risks regarding our business are described in detail in our SEC filings which are available on the SEC’s website at www.sec.gov, including in Citius Oncology’s Annual Report on Form 10-K for the year ended September 30, 2024, filed with the SEC on December 27, 2024, as amended on January 27, 2025, Citius Oncology’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 14, 2025, and as updated by our subsequent filings with the SEC. These forward-looking statements speak only as of the date hereof, and we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Investor Contact:

Ilanit Allen

ir@citiuspharma.com

908-967-6677 x113

Media Contact:

STiR-communications

Greg Salsburg

Greg@STiR-communications.com

– Financial Tables Follow –

CITIUS ONCOLOGY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31, 2025	September 30, 2024
Current Assets:
Cash and cash equivalents	$112	$112
Inventory	15,339,253	8,268,766
Prepaid expenses	2,700,000	2,700,000
Total Current Assets	18,039,365	10,968,878

Other Assets:
In-process research and development	73,400,000	73,400,000
Total Other Assets	73,400,000	73,400,000

Total Assets	$91,439,365	$84,368,878
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$7,676,310	$3,711,622
License payable	28,400,000	28,400,000
Accrued expenses	8,722,168	—
Due to related party	4,941,664	588,806
Total Current Liabilities	49,740,142	32,700,428

Deferred tax liability	2,256,480	1,728,000
Note payable to related party	3,800,111	3,800,111
Total Liabilities	55,796,733	38,228,539
Stockholders’ Equity:
Preferred stock - $0.0001 par value; 10,000,000 shares authorized: no shares issued and outstanding	—	—
Common stock - $0.0001 par value; 100,000,000; 71,552,402 shares issued and outstanding at March 31, 2025 and September 30, 2024	7,155	7,155
Additional paid-in capital	89,308,821	85,411,771
Accumulated deficit	(53,673,344)	(39,278,587)
Total Stockholders’ Equity	35,642,632	46,140,339
Total Liabilities and Stockholders’ Equity	$91,439,365	$84,368,878

CITIUS ONCOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND SIX MONTHS ENDED MARCH 31, 2025 AND 2024

(Unaudited)

	Three Months Ended		Six Months Ended
	March 31,	March 31,	March 31,	March 31,
	2025	2024	2025	2024
Revenues	$—	$—	$—	$—

Operating Expenses
Research and development	3,139,413	1,348,966	4,403,921	2,497,461
General and administrative	2,243,327	1,385,580	5,565,306	2,903,488
Stock-based compensation – general and administrative	2,088,572	1,957,000	3,897,050	3,874,000
Total Operating Expenses	7,471,312	4,691,546	13,866,277	9,274,949

Loss before Income Taxes	(7,471,312)	(4,691,546)	(13,866,277)	(9,274,949)
Income tax expense	264,240	144,000	528,480	288,000

Net Loss	$(7,735,552)	$(4,835,546)	$(14,394,757)	$(9,562,949)

Net Loss Per Share - Basic and Diluted	$(0.11)	$(0.07)	$(0.20)	$(0.14)

Weighted Average Common Shares Outstanding
Basic and diluted	71,552,402	67,500,000	71,552,402	67,500,000

CITIUS ONCOLOGY, INC.

Condensed Consolidated STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED MARCH 31, 2025 AND 2024

(Unaudited)

	2025	2024
Cash Flows From Operating Activities:
Net loss	$(14,394,757)	$(9,562,949)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation expense	3,897,050	3,874,000
Deferred income tax expense	528,480	288,000
Changes in operating assets and liabilities:
Inventory	(7,070,487)
Prepaid expenses		(1,171,920)
Accounts payable	3,964,688	(785,132)
Accrued expenses	8,722,168	(259,071)
Due to related party	4,352,858	7,617,072
Net Cash Provided By Operating Activities	-	-

Net Change in Cash and Cash Equivalents	-	-
Cash and Cash Equivalents – Beginning of Period	112	-
Cash and Cash Equivalents – End of Period	$112	$-